As filed with the Securities and Exchange Commission on September 25, 2023

No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

IMMIX BIOPHARMA, INC.

(Exact name of registrant as specified in its charter)

Delaware	45-4869378
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

11400 West Olympic Blvd., Suite 200

Los Angeles, CA 90064

(310) 651-8041

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Ilya Rachman
Chief Executive Officer
Immix Biopharma, Inc.
11400 West Olympic Blvd., Suite 200
Los Angeles, CA 90064
(Name, address, including zip code, and telephone number, including, area code, of agent for service)

With copies to:

Jeremy D. Glaser, Esq.

Melanie R. Levy, Esq.

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

3580 Carmel Mountain Road, Suite 300

San Diego, CA 92130

(858) 314-1515

Approximate date of commencement of proposed sale to the public:

From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

The information in this prospectus is not complete and may be changed without notice. The selling stockholder may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED SEPTEMBER 25, 2023

PROSPECTUS

5,154,737 Shares of Common Stock

Offered by the Selling Stockholder

The selling stockholder of Immix Biopharma, Inc. (“Immix,” “we,” “us” or the “Company”) identified in this prospectus, including its pledgees, donees, transferees, assigns or other successors in interest (“selling stockholder”), may, from time to time, offer and resell under this prospectus up to 5,154,737 shares (“Shares”) of common stock, par value $0.0001 per share, of the Company (the “Common Stock”), which consist of (i) 3,241,076 shares of Common Stock held by the selling stockholder and (ii) 1,913,661 shares of Common Stock issuable upon the exercise of pre-funded warrants (the “Pre-Funded Warrants”) to purchase shares of Common Stock held by the selling stockholder. We will not receive any proceeds from the sale of the Shares offered by this prospectus, except the exercise price of $0.0001 per share of the Pre-Funded Warrants exercised for cash.

Our registration of the Shares covered by this prospectus does not mean that the selling stockholder will offer or sell any of the Shares. The selling stockholder may sell any, all or none of the Shares offered by this prospectus and we do not know when or in what amount the selling stockholder may sell its Shares hereunder following the effective date of this registration statement. The timing and amount of any sale are within the sole discretion of the selling stockholder.

The selling stockholder may sell the Shares through public or private transactions at market prices prevailing at the time of sale or at negotiated prices. For further information regarding the possible methods by which the Shares may be distributed, see “Plan of Distribution” beginning on page 8 in this prospectus.

Our Common Stock is listed on The Nasdaq Capital Market under the symbol “IMMX”. On September 20, 2023, the last reported sale price for our Common Stock was $2.99 per share.

Investing in our Common Stock involves a high degree of risk. Please consider carefully the risks described in this prospectus under “Risk Factors” beginning on page 4 of this prospectus and in our filings with the Securities and Exchange Commission.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated _______________, 2023

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we have filed with the Securities and Exchange Commission (the “SEC”) pursuant to which the selling stockholder named herein may, from time to time, offer and sell or otherwise dispose of the Shares covered by this prospectus. You should not assume that the information contained in this prospectus is accurate on any date subsequent to the date set forth on the front cover of this prospectus or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus is delivered or Shares are sold or otherwise disposed of on a later date.

This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the Shares, you should refer to the registration statement including the exhibits. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.” We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in the accompanying prospectus were made solely for the benefit of the parties to such agreement, including in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs. It is important for you to read and consider all information contained in this prospectus, including the documents incorporated by reference therein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you under “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” in this prospectus.

We and the selling stockholder have not authorized anyone to give any information or to make any representation to you other than those contained or incorporated by reference in this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any of our shares of Common Stock other than the Shares covered hereby, nor does this prospectus constitute an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about, and to observe, any restrictions as to the offering and the distribution of this prospectus applicable to those jurisdictions.

This prospectus, including the documents incorporated by reference herein, include statements that are based on various assumptions and estimates that are subject to numerous known and unknown risks and uncertainties. Some of these risks and uncertainties are described in the section entitled “Risk Factors” beginning on page 4 of this prospectus and as described in Part I, Item 1A (Risk Factors) of our most recent Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC on March 27, 2023, as updated by our subsequent filings with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These and other important factors could cause our future results to be materially different from the results expected as a result of, or implied by, these assumptions and estimates. You should read the information contained in, or incorporated by reference into, this prospectus completely and with the understanding that future results may be materially different from and worse than what we expect. See the information included under the heading “Special Note Regarding Forward-Looking Statements.”

In this prospectus, references to “Immix,” “Immix Biopharma,” the “Company,” “we,” “us,” and “our” refer to Immix Biopharma, Inc. and its subsidiaries. The phrase “this prospectus” refers to this prospectus and any applicable prospectus supplement, unless the context requires otherwise.

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PROSPECTUS SUMMARY

The following is a summary of what we believe to be the most important aspects of our business and the offering of our securities under this prospectus. We urge you to read this entire prospectus, including the more detailed consolidated financial statements, notes to the consolidated financial statements and other information incorporated by reference from our other filings with the SEC. Investing in our securities involves risks. Therefore, carefully consider the risk factors set forth in this prospectus and in our most recent annual and quarterly filings with the SEC, as well as other information in this prospectus and the documents incorporated by reference herein.

About Immix Biopharma, Inc.

We have the following two business units:

ImmixBio. ImmixBio is a clinical-stage biopharmaceutical company developing a novel class of Tissue Specific Therapeutics (“TSTx”)TM in oncology and immuno-dysregulated diseases. ImmixBio’s lead TSTx asset, IMX-110, is a TSTx with TME NormalizationTM, a technology that ImmixBio is developing initially for soft tissue sarcoma. In addition, ImmixBio is pursuing IMX-111, a Tissue-Specific BiologicTM built on ImmixBio’s TME NormalizationTM Technology for the treatment of advanced colorectal cancer, which includes all colorectal cancer diagnosed with regional, distant, and other staging. Lastly, ImmixBio also intends to pursue IMX-120, a Tissue-Specific BiologicTM built on ImmixBio’s Immune Normalization TechnologyTM, for ulcerative colitis and Crohn’s disease, which are both forms of inflammatory bowel disease.

Nexcella. Our majority-owned subsidiary, Nexcella, Inc. (“Nexcella”), is a clinical-stage biopharmaceutical company engaged in the discovery and development of novel cell therapies for hematologic malignancies (blood cancers) oncology and other indications. Nexcella’s lead product candidate, NXC-201, currently in Phase 1b/2a clinical trials for relapsed or refractory (“r/r”) multiple myeloma (“MM”) and r/r AL amyloidosis (“ALA”), is a next generation autologous CAR-T targeting B-cell maturation antigen (“BCMA”). BCMA has been shown to be over-expressed on MM, large B-Cell lymphoma, chronic lymphocytic leukemia, ALA and other plasma cell dyscrasia diseased cells. In addition, Nexcella’s N-GENIUS cell therapy platform, which has produced NXC-201, has broad potential utility in hematologic and autoimmune disease and enables Nexcella’s CAR-Ts to have distinct advantages including: preliminary clinical data — high overall response rate and durable responses; differentiated tolerability profile, resulting in a potential market first “Outpatient CAR-T”; and opportunity to treat a broader group of cancer patients.

August 2023 Private Placement

On August 21, 2023, the Company entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with a certain accredited investor (the “Purchaser”), pursuant to which the Company sold and issued to the Purchaser in a private placement transaction (the “Private Placement”) (i) 3,241,076 shares (the “Shares”) of the Company’s common stock, par value $0.0001 (“Common Stock”), and (ii) pre-funded warrants to purchase 1,913,661 shares of Common Stock (the “Pre-Funded Warrants”). The purchase price per share of Common Stock was $1.9400 per share (the “Purchase Price”) and the purchase price for the Pre-Funded Warrants was the Purchase Price minus $0.0001 per Pre-Funded Warrant. The Company received gross proceeds of approximately $10 million from the Private Placement and net proceeds of approximately $9.55 million, after deducting fees and expenses paid by the Company. The Company intends to use the proceeds of the Private Placement for working capital and general corporate purposes.

The Pre-Funded Warrants have a per share exercise price of $0.0001, subject to proportional adjustments in the event of stock splits or combinations or similar events. The Pre-Funded Warrants will not expire until exercised in full. The Pre-Funded Warrants contain a “blocker” provision providing that a holder (together with its affiliates) may not exercise any portion of a warrant to the extent that the holder would own more than 19.99% of the outstanding shares of Common Stock of the Company. The Securities Purchase Agreement contains customary representations and warranties and agreements of the Company and the Purchaser and customary indemnification rights and obligations of the parties.

The Shares and Pre-Funded Warrants, and the Shares issuable upon the exercise of the Pre-Funded Warrants, have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and were offered pursuant to the exemption from registration provided in Section 4(a)(2) under the Securities Act.

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Pursuant to the Securities Purchase Agreement, the Company granted to the Purchaser certain registration rights, pursuant to which, among other things, the Company will (i) file with the Securities and Exchange Commission a registration statement on Form S-1 or Form S-3 within 30 calendar days following the closing of the Private Placement, and (ii) use its commercially reasonable efforts to have the registration statement declared effective within 45 days following the initial filing of the registration statement.

The Private Placement closed on August 22, 2023. The registration statement of which this prospectus is a part relates to the offer and resale of the shares of Common Stock issued to the Purchaser pursuant to the Securities Purchase Agreement in the closing of the Private Placement that occurred on August 22, 2023, including the shares issuable upon exercise of the Pre-Funded Warrants. When we refer to the selling stockholder in this prospectus, we are referring to the Purchaser named in this prospectus as the selling stockholder and, as applicable, any donee, pledgees, assignees, transferees or other successors-in-interest selling the shares of Common Stock received after the date of this prospectus from the selling stockholder as a gift, pledge, or other non-sale related transfer.

The securities issued in the Private Placement were issued and offered pursuant to the exemption from registration provided in Section 4(a)(2) of the Securities Act.

Corporate History and Information

We were incorporated as a California limited liability company in 2012 and converted to a Delaware corporation in January 2014. In August 2016, we established a wholly-owned Australian subsidiary, Immix Biopharma Australia Pty Ltd., in order to conduct various pre-clinical and clinical activities for the development of our product candidates. In November 2022, we established a Delaware corporation, Nexcella, Inc., in order to conduct various pre-clinical and clinical activities for the development of our product candidates. Nexcella, Inc. is a majority owned subsidiary of ImmixBio.

Our principal executive office is located at 11400 West Olympic Blvd., Suite 200, Los Angeles, CA and our telephone number is (310) 651-8041. Our website address is www.immixbio.com. The information contained in, or accessible through, our website does not constitute a part of this prospectus. You should not rely on our website or any such information in making your decision whether to purchase our Common Stock.

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THE OFFERING

This prospectus relates to the resale from time to time by the selling stockholder identified herein of up to 5,154,737 shares of our Common Stock. We are not offering any shares for sale under the registration statement of which this prospectus is a part.

Shares of Common Stock that may be offered by the selling stockholder:	Up to 5,154,737 shares of Common Stock, which consist of (i) 3,241,076 shares of Common Stock held by the selling stockholder and (ii) 1,913,661 shares of Common Stock issuable upon the exercise of Pre-Funded Warrants to purchase shares of Common Stock held by the selling stockholder.

Use of proceeds:	We will not receive any proceeds from the sale of the Shares covered by this prospectus, except with respect to amounts received by us due to the exercise of Pre-Funded Warrants.

Offering price:	The selling stockholder may sell all or a portion of its Shares through public or private transactions at prevailing market prices or at privately negotiated prices.

Risk factors:	Investing in our securities involves a high degree of risk and purchasers may lose their entire investment. See the disclosure under the heading “Risk Factors” on page 4 of this prospectus.
Nasdaq Capital Market symbol:	IMMX

RISK FACTORS

Investing in our Common Stock involves a high degree of risk. You should carefully consider the risks and uncertainties and all other information, documents or reports included or incorporated by reference in this prospectus and, if applicable, any prospectus supplement or other offering materials, including the risks and uncertainties discussed and described in Part I, Item 1A (Risk Factors) of our most recent Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC on March 27, 2023, as updated by our subsequent filings with the SEC under Exchange Act, which are incorporated by reference, in this prospectus, and any updates to those risk factors included from time to time in our periodic and current reports filed with the SEC and incorporated by reference in this prospectus, before making any decision to invest in shares of our Common Stock. If any of the events discussed in these risk factors occurs, our business, prospects, results of operations, financial condition and cash flows could be materially harmed. If that were to happen, the trading price of our Common Stock could decline, and you could lose all or part of your investment. Additional risks not currently known to us or other factors not perceived by us to present significant risks to our business at this time also may impair our business operations.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents we have filed with the SEC that are incorporated by reference contain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act that involve substantial risks and uncertainties. In some cases, forward-looking statements are identified by the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “future,” “goals,” “intend,” “likely,” “may,” “might,” “ongoing,” “objective,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “strategy,” “will” and “would” or the negative of these terms, or other comparable terminology intended to identify statements about the future. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements.

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Although we believe that we have a reasonable basis for each forward-looking statement contained in this prospectus and the documents that we have filed with the SEC that are incorporated by reference, such statements are based on a combination of facts and factors currently known by us and our expectations of the future, about which we cannot be certain. Forward-looking statements include statements about:

●	our projected financial position and estimated cash burn rate;

●	our estimates regarding expenses, future revenues and capital requirements;

●	our ability to continue as a going concern;

●	our need to raise substantial additional capital to fund our operations;

●	the success, cost and timing of our clinical trials;

●	our dependence on third parties in the conduct of our clinical trials;

●	our ability to obtain the necessary regulatory approvals to market and commercialize our product candidates;

●	the ultimate impact of a health epidemic, on our business, our clinical trials, our research programs, healthcare systems or the global economy as a whole;

●	the potential that results of pre-clinical and clinical trials indicate our current product candidates or any future product candidates we may seek to develop are unsafe or ineffective;

●	the results of market research conducted by us or others;

●	our ability to obtain and maintain intellectual property protection for our current and future product candidates;

●	our ability to protect our intellectual property rights and the potential for us to incur substantial costs from lawsuits to enforce or protect our intellectual property rights;

●	the possibility that a third party may claim we or our third-party licensors have infringed, misappropriated or otherwise violated their intellectual property rights and that we may incur substantial costs and be required to devote substantial time defending against claims against us;

●	our reliance on third-party suppliers and manufacturers;

●	the success of competing therapies and products that are or become available;

●	our ability to expand our organization to accommodate potential growth and our ability to retain and attract key personnel;

●	the potential for us to incur substantial costs resulting from product liability lawsuits against us and the potential for these product liability lawsuits to cause us to limit our commercialization of our product candidates;

●	market acceptance of our product candidates, the size and growth of the potential markets for our current product candidates and any future product candidates we may seek to develop, and our ability to serve those markets; and

●	the successful development of our commercialization capabilities, including sales and marketing capabilities.

Any forward-looking statements in this prospectus reflect our current views with respect to future events or to our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Factors that may cause actual results to differ materially from current expectations include, among others, our ability to raise the additional funding we will need to continue to pursue our business and product development plans; the inherent uncertainties associated with developing new drug or biologic candidates or technologies and operating as a development stage company; our ability to develop, complete clinical trials for, obtain approvals for and commercialize any of our drug or biologic candidates, including our ability to recruit and enroll patients in our studies; our ability to address the requests of the FDA; competition in the industry in which we operate; and market conditions. You should refer to the section titled “Risk Factors” of this prospectus and as described in Part I, Item 1A (Risk Factors) of our most recent Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC on March 27, 2023, as updated by our subsequent filings with the SEC under the Exchange Act, as updated by our subsequent filings with the SEC under the Exchange Act for further discussion of the important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. As a result of these factors, we cannot assure that the forward-looking statements in this prospectus the documents we have filed with the SEC that are incorporated by reference will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, these statements should not be regarded as representations or warranties by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

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In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements as predictions of future events.

You should read this prospectus, the documents that we have incorporated by reference herein and the documents we have filed as exhibits to the registration statement, completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

USE OF PROCEEDS

We are filing the registration statement of which this prospectus forms a part to permit the holders of the Shares of our Common Stock described in the section entitled “Selling Stockholder” to resell such Shares. We are not selling any securities under this prospectus, and we will not receive any proceeds from the sale or other disposition of shares of our Common Stock held by the selling stockholder, except with respect to amounts received by us due to the exercise of the Pre-Funded Warrants.

The selling stockholder will pay any underwriting discounts and commissions and expenses incurred by the selling stockholder for brokerage, accounting, tax or legal services or any other expenses incurred by the selling stockholder in disposing of these Shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the Shares covered by this prospectus, including, without limitation, all registration and filing fees, Nasdaq listing fees and fees and expenses of our counsel and our accountants.

SELLING STOCKHOLDER

This prospectus covers the resale from time to time of up to an aggregate of 5,154,737 shares of our Common Stock by the selling stockholder, which consist of (i) 3,241,076 shares of Common Stock held by the selling stockholder and (ii) 1,913,661 shares of Common Stock issuable upon the exercise of Pre-Funded Warrants to purchase shares of Common Stock held by the selling stockholder. The shares registered for resale herein are pursuant to the Securities Purchase Agreement between us and the respective selling stockholder and relate to shares held by the selling stockholder not otherwise previously registered for resale.

The selling stockholder identified in the table below may from time to time offer and sell under this prospectus any or all of the Shares described under the column “Number of Shares of Common Stock Being Offered” in the table below. The table below has been prepared based upon information furnished to us by the selling stockholder as of September 1, 2023. The selling stockholder identified below may have sold, transferred or otherwise disposed of some or all of its shares since the date on which the information in the following table is presented in transactions exempt from or not subject to the registration requirements of the Securities Act. Information concerning the selling stockholder may change from time to time and, if necessary, we will amend or supplement this prospectus accordingly and as required.

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The following table and footnote disclosure following the table sets forth the name of the selling stockholder, the nature of any position, office or other material relationship, if any, that the selling stockholder has had within the past three years with us or with any of our predecessors or affiliates, and the number of shares of our Common Stock beneficially owned by the selling stockholder before this offering. The number of shares described under the column “Shares of Common Stock Beneficially Owned Before this Offering” for each selling stockholder includes all shares of our Common Stock beneficially held by such selling stockholder as of September 1, 2023, which includes (i) all shares of our Common Stock purchased by such selling stockholder in the Private Placement and (ii) all of the shares of Common Stock issuable upon exercise of the Pre-Funded Warrants purchased by such selling stockholder in the Private Placement, subject to the beneficial ownership limitation of 19.99%. The number of shares reflected are those beneficially owned, as determined under applicable rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under applicable SEC rules, beneficial ownership includes any shares of Common Stock as to which a person has sole or shared voting power or investment power and any shares of Common Stock which the person has the right to acquire within 60 days after September 1, 2023 through the exercise of any option, warrant or right or through the conversion of any convertible security. Unless otherwise indicated in the footnotes to the table below and subject to community property laws where applicable, we believe, based on information furnished to us that the selling stockholder named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned.

We have assumed that all shares of Common Stock reflected in the table as being offered in the offering covered by this prospectus will be sold from time to time in this offering. We cannot provide an estimate as to the number of shares of Common Stock that will be held by the selling stockholder upon termination of the offering covered by this prospectus because the selling stockholder may offer some, all or none of its shares of Common Stock being offered in the offering. Information about the selling stockholder may change over time. Any changed information will be set forth in an amendment to the registration statement or supplement to this prospectus, to the extent required by law.

	Shares of Common Stock Beneficially Owned Before this Offering		Number of Shares of Common Stock	Shares of Common Stock To Be Beneficially Owned Upon Completion of this Offering
	Number	Percentage(2)	Being Offered (3)	Number(4)	Percentage(2)(4)
Selling Stockholder(1)
GKCC, LLC(5)	4,107,435	19.99%	5,154,737	—	—

(1)	All information regarding the selling stockholder was provided by the selling stockholder as of September 1, 2023.

(2)	Percentage ownership is based on a denominator equal to the sum of (i) 19,681,091 shares of our Common Stock outstanding as of September 1, 2023 and (ii) the number of shares of Common Stock issuable upon exercise or conversion of convertible securities beneficially owned by the selling stockholder.

(3)	The number of shares of Common Stock in the column “Number of Shares of Common Stock Being Offered” represents all of the shares of Common Stock that the selling stockholder may offer and sell from time to time under this prospectus, including (i) all shares of our Common Stock purchased by such selling stockholder in the Private Placement and (ii) all of the shares of Common Stock issuable upon exercise of the Pre-Funded Warrants purchased by such selling stockholder in the Private Placement, without giving effect to the beneficial ownership limitation of 19.99%.

(4)	Assumes that all shares of Common Stock being registered under the registration statement of which this prospectus forms a part are sold in this offering, and that the selling stockholder did not acquire additional shares of our Common Stock after the date of this prospectus and prior to completion of this offering.

(5)	The shares reported under “Shares of Common Stock Beneficially Owned Before this Offering” consist of (i) 3,241,076 shares of Common Stock purchased in the Private Placement and (ii) 866,359 shares of Common Stock issuable upon exercise of the Pre-Funded Warrants. Yekaterina Chudnovsky has sole voting and investment control over the shares held by GKCC, LLC and may be deemed to beneficially own such shares. The selling stockholder’s address is 501 Silverside Road Suite 87AVA, Wilmington, DE 19089.

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Relationship with Selling Stockholder

As discussed in greater detail above under the section titled “Prospectus Summary-August 2023 Private Placement,” in August 2023, we entered into the Securities Purchase Agreement with the selling stockholder, pursuant to which we sold and issued shares of our Common Stock and Pre-Funded Warrants to purchase our Common Stock. Pursuant to the Securities Purchase Agreement, we also agreed to file a registration statement with the SEC to cover the resale by the selling stockholder of the shares of our Common Stock, including the shares of Common Stock issuable upon exercise of the Pre-Funded Warrants, issued pursuant to the Securities Purchase Agreement.

Effective August 22, 2023 and in connection with the private placement, the Board of Directors of the Company appointed Yekaterina Chudnovsky as a member of the Board of Directors. Ms. Chudnovsky exercises dispositive power of the shares of Common Stock covered by this prospectus. Prior to such time, neither the selling stockholder nor Ms. Chudnovsky had held any position or office with us or our affiliates within the last three years. Other than as described above, the selling stockholder has not had a material relationship with us or any of our predecessors or affiliates within the past three years, other than as a result of the ownership of our shares of Common Stock or other securities.

PLAN OF DISTRIBUTION

The selling stockholder, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of Common Stock or interests in shares of Common Stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of its shares of Common Stock or interests in shares of Common Stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling stockholder may use any one or more of the following methods when disposing of shares or interests therein:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	broker-dealers may agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share;

●	a combination of any such methods of sale; and

●	any other method permitted by applicable law.

The selling stockholder may, from time to time, pledge or grant a security interest in some or all of the shares of Common Stock or Pre-Funded Warrants owned by them and, if they default in the performance of its secured obligations, the pledgees or secured parties may offer and sell such shares of Common Stock or Pre-Funded Warrants, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholder to include the pledgee, transferee or other successors in interest as selling stockholder under this prospectus. The selling stockholder also may transfer the shares of Common Stock or Pre-Funded Warrants in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

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In connection with the sale of our Common Stock or interests therein, the selling stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Common Stock in the course of hedging the positions they assume. The selling stockholder may also sell shares of our Common Stock short and deliver these securities to close out its short positions, or loan or pledge the Common Stock to broker-dealers that in turn may sell these securities. The selling stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling stockholder from the sale of the Common Stock offered by them will be the purchase price of the Common Stock less discounts or commissions, if any. The selling stockholder reserves the right to accept and, together with its agents from time to time, to reject, in whole or in part, any proposed purchase of Common Stock to be made directly or through agents. We will not receive any of the proceeds from this offering. Upon any exercise of the Pre-Funded Warrants by payment of cash, however, we will receive the exercise price of the Pre-Funded Warrants.

The selling stockholder also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule.

The selling stockholder and any underwriters, broker-dealers or agents that participate in the sale of the Common Stock or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling stockholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the shares of our Common Stock to be sold, the name of the selling stockholder, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the Common Stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the Common Stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling stockholder that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholder and its affiliates. In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholder for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholder may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We will pay certain expenses of the registration of the shares of Common Stock pursuant to the related Securities Purchase Agreement, including, without limitation, SEC filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that each selling stockholder will pay all underwriting discounts and selling commissions, if any and any related legal expenses incurred by it. We will indemnify the selling stockholder against certain liabilities, including some liabilities under the Securities Act, in accordance with the related Securities Purchase Agreement, or the selling stockholder will be entitled to contribution. We may be indemnified by the selling stockholder against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling stockholder specifically for use in this prospectus, in accordance with the related Securities Purchase Agreement, or we may be entitled to contribution. We have agreed with the selling stockholder to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (1) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or (2) the date on which all of the shares may be sold without restriction pursuant to Rule 144 of the Securities Act.

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LEGAL MATTERS

The validity of the Common Stock being offered by this prospectus is being passed upon by Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., San Diego, California.

EXPERTS

The consolidated financial statements of Immix Biopharma, Inc. appearing in its Annual Report on Form 10-K for the year ended December 31, 2022 have been audited by KMJ Corbin & Company LLP, an independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Exchange Act, and file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an internet website at www.sec.gov that contains periodic and current reports, proxy and information statements, and other information regarding registrants that are filed electronically with the SEC. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost.

This prospectus is only part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act, and therefore omits certain information contained in the registration statement. We have also filed exhibits and schedules with the registration statement that are excluded from this prospectus, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document. You may obtain a copy of the registration statement, including the exhibits and schedules, from the SEC’s website.

We also maintain a website at www.immixbio.com, through which you can access our SEC filings free of charge. The information set forth on our website is not part of this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file later with the SEC will automatically update and supersede this information. We filed a registration statement on Form S-3 under the Securities Act with the SEC with respect to the securities we may offer pursuant to this prospectus. This prospectus omits certain information contained in the registration statement, as permitted by the SEC. You should refer to the registration statement, including the exhibits, for further information about us and the securities we may offer pursuant to this prospectus. Statements in this prospectus regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference. Copies of all or any part of the registration statement, including the documents incorporated by reference or the exhibits, may be obtained from the SEC’s website at http://www.sec.gov. The documents we are incorporating by reference are:

●	our Annual Report on Form 10-K for the year ended December 31, 2022 that we filed with the SEC on March 27, 2023;

●	our Quarterly Reports on Form 10-Q for the quarters ended June 30, 2023 and March 31, 2023 that we filed with the SEC on August 11, 2023 and May 12, 2023, respectively;

●	our Current Reports on Form 8-K that we filed with the SEC on January 18, 2023, March 13, 2023, March 22, 2023, June 8, 2023, July 14, 2023, and August 22, 2023;

●	the description of our Common Stock filed as Exhibit 4.3 to our Annual Report on Form 10-K for the year ended December 31, 2022 that was filed with the SEC on March 27, 2023, including any amendment or report filed for the purpose of updating such description; and

●	all reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (including between the date of the initial registration statement and the effectiveness of the registration statement and following the effectiveness of the registration statement) and prior to the termination or completion of the offering of securities under this prospectus shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of filing such reports and other documents.

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Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request, orally or in writing, a copy of any or all of the documents incorporated herein by reference. These documents will be provided to you at no cost, by contacting:

Immix Biopharma, Inc.,

11400 West Olympic Blvd., Suite 200,

Los Angeles, CA 90064;

Telephone: (310) 651-8041

You may also access these documents on our website, www.immixbio.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

You should rely only on information contained in, or incorporated by reference into, this prospectus. We and the selling stockholder have not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference in this prospectus. We and the selling stockholder are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

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5,154,737 Shares

Common Stock

PROSPECTUS

_______________, 2023

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

Set forth below is an estimate (except for registration fees, which are actual) of the approximate amount of the types of fees and expenses listed below that were paid or are payable by us in connection with the issuance and distribution of the shares of Common Stock to be registered by this registration statement. None of the expenses listed below are to be borne by the selling stockholder named in the prospectus that forms a part of this registration statement.

Expense	Amount
SEC Registration Fee	$1,744
Accounting Fees and Expenses	$8,000
Legal Fees and Expenses	$35,000
Miscellaneous Fees and Expenses	$5,000
Total	$49,744

Item 15. Indemnification of Directors and Officers.

Delaware Law

Section 102 of the General Corporation Law of the State of Delaware (the “DGCL”) permits a corporation to eliminate or limit the personal liability of directors or officers of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director or officer, except where the director or officer breached his or her duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, obtained an improper personal benefit, where the director authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or where the officer performed any action by or in the right of the corporation.

Section 145 of the DGCL provides that a corporation has the power to indemnify a director, officer, employee, or agent of the corporation, or a person serving at the request of the corporation for another corporation, partnership, joint venture, trust or other enterprise in related capacities against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he was or is a party or is threatened to be made a party to any action, suit or proceeding by reason of such position, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws

Our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws provide indemnification for our directors and officers to the fullest extent permitted by the DGCL. We will indemnify each person who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of us) by reason of the fact that he or she is or was, or has agreed to become, a director or officer, or is or was serving, or has agreed to serve, at our request as a director, officer, employee, agent or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, limited liability company, nonprofit entity, trust or other enterprise (all such persons being referred to as an “Indemnitee”), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding and any appeal therefrom, if such Indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, our best interests, and, with respect to any criminal action or proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful. Notwithstanding the foregoing, we will indemnify any Indemnitees seeking indemnity in connection with a proceeding initiated by the Indemnitee only if such proceeding was authorized in advanced by the board of directors or authorized by an agreement approved by the board of directors. Expenses incurred in defending a civil or criminal action, suit or proceeding by an Indemnitee, may, subject to the board of directors, be paid in advance of the final disposition of such action, suit or proceeding, provided, however, that (i) if the DGCL requires, the payment of expenses incurred by an Indemnitee in advance of the final disposition shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of the Indemnitee to repay the amounts advanced if a final judicial decision determines that the Indemnittee is not entitled to be indemnified and (ii) we are not required to advance any expenses to a person against whom we directly bring a claim against, when alleging that such person has breached the duty of loyalty or committed an act or omission not in good faith or that involves intentional misconduct, a knowing violation of law, or derivation of an improper personal benefit from a transaction.

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Indemnification Agreements and Insurance Matters

We have entered into separate indemnification agreements with each of our directors and executive officers. Each indemnification agreement provides, among other things, for indemnification to the fullest extent permitted by law and our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws against any and all expenses, judgments, fines, penalties and amounts paid in settlement of any claim (if such settlement is approved in advance, which approval shall not be unreasonably withheld). The indemnification agreements provide for the advancement or payment of all expenses to the indemnitee and for the reimbursement to us if it is found that such indemnitee is not entitled to such indemnification under applicable law and our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws.

In addition, we obtained a general liability insurance policy that covers certain liabilities of directors and officers of our Company arising out of claims based on acts or omissions in their capacities as directors or officers.

The above discussion of our Amended and Restated Certificate of Incorporation, our Amended and Restated Bylaws, our indemnification agreements with our current directors and executive officers and Sections 102 and 145 of the DGCL is not intended to be exhaustive and is respectively qualified in its entirety by such Amended and Restated Certificate of Incorporation, such Amended and Restated Bylaws, such indemnification agreements and such statutes.

To the extent that our directors, officers and controlling persons are indemnified under the provisions contained in our Amended and Restated Certificate of Incorporation, our Amended and Restated Bylaws,, Delaware law or contractual arrangements against liabilities arising under the Securities Act, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16. Exhibits and Financial Statements Schedules.

The exhibits to this registration statement are listed in the Exhibit Index immediately prior the signature page hereto, which Exhibit Index is hereby incorporated by reference into this Item 16.

Item 17. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

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(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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EXHIBIT INDEX

Exhibit Number	Item
4.1	Form of Pre-Funded Warrant to Purchase Common Stock (Incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on August 22, 2023).
5.1*	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
10.1Δ	Securities Purchase Agreement, dated August 21, 2023, by and between the Company and the purchaser named therein (Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on August 22, 2023).
23.1*	Consent of KMJ Corbin & Company LLP.
23.2*	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (contained in Exhibit 5.1).
24.1*	Powers of Attorney (included in the signature page of this registration statement).
107*	Filing fee table.
*	Filed herewith
Δ	Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company undertakes to furnish supplemental copies of any of the omitted schedules upon request by the U.S. Securities and Exchange Commission.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on September 25, 2023.

IMMIX BIOPHARMA, INC.

By:	/s/ Ilya Rachman
Ilya Rachman
Chief Executive Officer

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SIGNATURES AND POWER OF ATTORNEY

We, the undersigned officers and directors of Immix Biopharma, Inc., hereby severally constitute and appoint Ilya Rachman and Gabriel Morris and each of them singly (with full power to each of them to act alone), our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including, without limitation, post-effective amendments) to this registration statement (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Ilya Rachman	Chief Executive Officer and Chairperson	September 25, 2023
Ilya Rachman	(Principal Executive Officer)

/s/ Gabriel Morris	Chief Financial Officer	September 25, 2023
Gabriel Morris	(Principal Financial and Accounting Officer)

/s/ Helen C. Adams	Director	September 25, 2023
Helen C. Adams

/s/ Jane Buchan	Director	September 25, 2023
Jane Buchan

/s/ Jason Hsu	Director	September 25, 2023
Jason Hsu

/s/ Magda Marquet	Director	September 25, 2023
Magda Marquet

/s/ Carey Ng	Director	September 25, 2023
Carey Ng

/s/ Yekaterina Chudnovsky	Director	September 25, 2023
Yekaterina Chudnovsky

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